CUSIP NO. 45809K103

EXHIBIT A

AGREEMENT TO JOINTLY FILE SCHEDULE 13D/A

AGREEMENT dated as of February 8, 2010 by and among Hussein A. Enan and Danielle S. Enan.

WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

NOW, THEREFORE, the undersigned hereby agree as follows:

1.           The Amendment No. 7 to Schedule 13D with respect to InsWeb Corporation, to which this is attached as Exhibit A, is filed on behalf of Danielle S. Enan and Hussein A. Enan.

2.           Each of Danielle S. Enan and Hussein A. Enan is responsible for the completeness and accuracy of the information concerning such person contained therein.

IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

Date:           February 8, 2010

/s/ Hussein A. Enan                                                                           /s/ Danielle S. Enan
Hussein A. Enan                                                                           Danielle S. Enan